August 31, 2007
Acquisition of Select, Inc.
INX Inc.

Nasdaq: INXI

www.INXI.com
Investor Webcast
September 4, 2007

This presentation contains “forward-looking statements” within the meaning of the
Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as “anticipate,” “believe,” “expect,”
“hope,” “should,” “target,” “will” or other similar words are forward-looking statements.
These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our 2006
Form 10-K, which we urge you to read.

In particular, in this presentation, we are going to present and discuss expectations for future operating results of a recent acquisition, which information constitutes forward-looking statements.
Forward-Looking Statements

1. Quick review of INX acquisition strategy

2. Quick review of past INX acquisitions

3. Detailed review of acquisition of Select, Inc.

4. Take questions
Agenda For Conference Call

Highly fragmented private regional Cisco partners environment
Financing is limited for smaller, privately-held solution providers, constraining growth relative to demand in the IP communications sector
Purchase prices for smaller, capital constrained, private firms are modest relative to revenue generation potential as part of INX
Opportunity to acquire early in period of “mass adoption” of IP Telephony allows for growth of acquired organizations
We can add value to organizations we acquire:
Highly focused strategy and experience
Strong Cisco relationship
Better pricing and terms on purchases
Enhanced services capability with long term support offerings
Ability to eliminate certain administrative costs
Acquisition Strategy:
  Cisco-Centric Solutions Providers

Acquisition Strategy:
  New Practice Areas
In addition to IP Telephony and basic network infrastructure, there are two key newer areas of IP communications that we desire to strengthen:
Network storage
Network security
We expect to expand these areas of our business and increase our offerings through acquiring organizations focused in these areas
These type of acquisitions can provide improved shareholder value by:
Allowing INX to “sell deeper” into existing customer accounts
Providing possible additional geographic expansion, with ability to add
INX’s core competencies to acquired organizations

2006 Full Year Results			Q107 Quarter Results			Q207 Quarter Results		
	Rev.	Oper. Profit$	Oper. Profit%	Rev.	Oper. Profit$	Oper. Profit%	Rev.	Oper. Profit$	Oper. Profit%
"Mature" offices	$ 99.0	$ 8.1	8.2%	$ 29.0	$ 1.9	6.7%	$ 31.8	$ 2.4	7.4%
Recent 3 acquisitions	$ 53.0	$ 3.8	7.2%	$ 15.0	$ 1.5	9.8%	$ 20.4	$ 1.7	8.8%

INX

4 acquisitions over past 4 years; all for geographic expansion
All have been financially successful and accretive to per share earnings
Both “mature” market offices and the recent acquisitions are producing reasonable levels of operating profit margin contribution at 7%-9% of revenue, which we expect to improve slightly over time to the upper end of such range
*  “Operating Profit” is the direct operating profit contribution from the profit center /
business unit, without any allocation of “corporate” costs.
Prior Acquisitions

$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
2005
2006
1H-06
1H-07

In mid-2005 we acquired two businesses
- Network Architects and InfoGroup Northwest
32% y/y revenue growth for 1H-07
This is organic growth
$29.3
$46.1
* Dollars in millions. “Pre-acquisition revenue” reflects
estimated revenue for the acquired operations for the
period in 2005 prior to the acquisition in order to provide a meaningful year-over-year comparison.
$22.8
$30.0
57% y/y revenue growth for 2006 compared
to pro-forma 2005 revenue
Pre-acquisition revenue
Our 2005 Acquisitions Delivered
  Substantial Revenue Growth

$1.5
$7.2
* Dollars in millions. “Pre-acquisition revenue” reflects
estimated revenue for the acquired operations for the
period prior to the acquisition in order to provide a
meaningful year-over-year comparison.
$1.3
In February 2006 we acquired Datatran, in
Los Angeles, CA
380% y/y revenue growth 1H-07
This is organic growth
Post-acquisition revenue
Pre-acquisition revenue
Our 2006 Acquisition Also
  Delivered Strong Revenue Growth

10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
1H-06
1H-07

$4.0
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
1H-06
1H-07

$1.4
5.8%
$3.6
Operating Profit
Contribution Margin %
Operating Profit
Contribution $
157%
Growth
9.4%
Note:  “Operating Profit Contribution” for a business unit is the direct operating profit from such business unit without any allocation of “corporate” costs to the business unit
Profitability Improving For Our 3 Recent Acquisitions
  Due To Revenue Growth and Improving Margin %

($ in '000s)	Digitial Precision	Network** Architects	InfoGroup Northwest	Datatran
Acquired..	Apr-03	May-05	Jun-05	Feb-06
Initial acquisition cost........................	$ 800	$ 4,365	$ 2,523	$ 1,547
Subsequent earn out paid......................	$ -	$ 1,642	$ 1,501	$ 530
Total acquisition cost..........................	$ 800	$ 6,007	$ 4,024	$ 2,077
Operating profit contribution - post 4 full quarters..........................	97	1,424	1,686	887
Price / post 4 full qtrs OPC..............	8.2	4.2	2.4	2.3
1H-07 operating profit contribution	$ 888	$ 852	$ 1,686	$ 1,124
Price / annualized recent OPC...*...	0.5	3.5	1.2	0.9

INX

* - “recent” annualized operating income based on recent YTD (2 quarters); unaudited results
** - potential additional earn out payable in August 2008
All Prior Acquisitions Have Been Financially
  Successful Accretive To Earnings

Headquartered in Boston; serves customers throughout New England
Approximately $40 million in current annual revenue
Accomplishes both of our major acquisition strategies:
Adds another major region of the U.S. to our geographic coverage
Adds substantially to our newer network storage practice area
Excellent customer base, including many large, household name enterprise accounts in their market, substantial portion of revenue is from repeat customers with relationships dating back 5-15 years or more; 83% of most recent year revenue was from repeat customers
Excellent relationship with Cisco, with excellent reference from Cisco
Excellent relationship with Network Appliance, major network storage vendor
Current debt financier is Castle Pines Capital, our debt financier, with excellent reference from Castle Pines Capital
8/31/2007 Acquisition of Select, Inc. -
  The Acquired Business

Initial gross purchase price $8.5 million payable at closing consisting of:
$6.25 million in cash, but acquired $2.7 million of net positive cash, so $3.5 million cash paid, net
$2.25 million in shares of common stock of INX (231,958 shares)
Non-competition payment/fee of $500,000 due to Select’s primary stockholder and CEO,
Dana Zahka, payable over two years
Approximately $550,000 of transaction costs accounted for as purchase price, including
$112,500 paid in 11,598 shares of common stock
Additional possible earn-out, based on achieving both revenue and operating profit contribution goals from the acquired operations for the first and second years following the transaction
8/31/2007 Acquisition of Select, Inc. -
  Purchase Price & Terms

1st year earn-out payable if 1st year revenue is at least $44 million, based on 1st year operating income contribution:
$600,000 if operating income > $1.76 million
+ additional $50,000 for each $145,000 of operating income, up to a maximum of $600,000 if operating income is $3.5 million or greater
2nd year earn-out payable if 2nd year revenue is at least $53 million, based on 2nd year operating income contribution:
$600,000 if 2nd year earn-out payable if 2nd year operating income is at least
$3.71 million
+ additional $50,000 for each $150,000 of operating income, up to a maximum of $600,000 if operating income is $5.51 million
8/31/2007 Acquisition of Select, Inc. -
  “Earn Out” and Related Targets

Total initial acquisition cost… … … … … … … … … … … … … … … … … ..	$	9,550
Minus net cash acquired… … … … … … … … … … … … … … … … … … … …	$	2,768
Enterprise value paid using only initial acquisition cost… … … … …	$	6,782
Trailing 12-month adjusted* operating income (as of 6/30/07)… …	$	1,434
Enterprise value / trailing 12-month adjusted operating income… ..		4.73

Debt used to fund transaction	$	6,000
Debt utilized / trailing 12-month adjusted operating income… … … .		4.18

(Dollars in thousands)
Valuation based on trailing 12-month results:
* Adjusted operating income is operating income, adjusted for excess owner’s compensation of $597,000, compensation to employees that will not be a part of the go-forward combined organization of $317,000, and one-time moving expense of
$81,000.
Leverage used based on debt used to fund the transaction:
8/31/2007 Acquisition of Select, Inc. -
  Analysis of Valuation and Leverage Used

Minimum Earn-Out	Maximum Earn-Out
Total initial enterprise value	$ 6,782	$ 6,782
Plus additional contingent "earn-out"	$ 600	$ 1,200
Total enterprise value	$ 7,382	$ 7,982
Assumed operating income in 1st 12 months	$ 1,760	$ 3,500
Enterprise value / forward 12-month operating income	4.19	2.28
Leverage: debt used / forward operating income	3.4	1.7

INX

(Dollars in thousands)
Valuation assuming earn-out being paid at minimum and maximum amounts based on forward 12-month operating income
Leverage used based on debt used to fund the transaction
8/31/2007 Acquisition of Select, Inc. -
  Analysis of Purchase Price and Leverage

INX	Select	Payment	Pro-Forma
ASSETS:				
Cash and cash equivalents	$ 7,826	$ 2,768	$ (537)	$ 10,057
Accounts receivable, net	39,656	5,305	-	44,961
Inventory	2,237	364	-	2,601
Other current assets	1,958	338	-	2,296
PP&E, net	4,084	364	-	4,448
Goodwill and other intangible assets, net	12,293	-	7,504	19,797
Total assets	$ 68,054	$ 9,139	$ 6,967	$ 84,160
LIABILITIES & STOCKHOLDERS' EQUITY:				
Short term debt	$ 37	$ -	$ 6,000	$ 6,037
Accounts payable	36,320	5,809	-	42,129
Accrued expenses	4,627	1,080	-	5,707
Other current liabilities	1,233	254	363	1,850
Long term liabilities	306	-	237	543
Total liabilities	42,523	7,143	6,600	56,266
Stockholders' equity	25,531	1,996	367	27,894
Total liabilities and stockholders' equity	$ 68,054	$ 9,139	$ 6,967	$ 84,160

(Dollars in thousands)
*Subject to final close and confirmation
8/31/2007 Acquisition of Select, Inc. -
  Pro-Forma 6/30/2007 INX Balance Sheet

Acquired Select, Inc., one of the leading Cisco-focused network infrastructure solutions providers in New England with annual revenues of ~ $40 million
Purchase price reflects enterprise value of $6.8 million; 4.7x adjusted trailing
12-month adjusted operating income and between 4.2x and 2.3x forward 12-month operating income based on high/low range of 1st year target operating income from acquired operations for 1st contingent purchase price payment
Used $6 million in debt financing under new Castle Pines Finance credit facility;
represents leverage of 4.2x trailing operating income; interest only (Prime + 2%) for 1 st 12 months, then amortization over next 36 months; no warrant coverage
Issued a total of 243,556 shares of INX common stock at closing, consisting of
231,958 shares issued to seller and 11,598 shares issued to broker
INX cash on hand increased by $2.2 million as a result of the transaction
Expect the transaction to be accretive to per share earnings for 12-month period following transaction, even at the low end of target operating income range
8/31/2007 Acquisition of Select, Inc. -
  Summary